UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2017, Crown Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (as amended and restated on December 26, 2017, the “Merger Agreement”), which provides for the acquisition of Signode Industrial Group Holdings (Bermuda) Ltd. (“Signode”), a leading global provider of transit packaging systems and solutions, from the Carlyle Group and certain other sellers.

The Company will pay an enterprise value of $3.91 billion in cash, subject to adjustment. The Company has obtained debt financing commitments for the transaction from Citigroup Global Markets Inc. The financing commitments provide for an amendment to the Company’s existing senior secured credit agreement to permit the incurrence of up to $4.00 billion of new term B loans under the Company’s existing credit agreement. If an amendment is not obtained, the financing commitments provide for new term A loans, new term B loans and new revolving credit commitments to repay in full all indebtedness, and terminate all commitments, under the existing credit agreement, in each case on substantially identical terms to the existing credit agreement (as it would have been amended by the amendment had it been obtained). In either case, the borrowing of up to an additional $4.00 billion of term loans would mature on the seventh anniversary of the closing date. The Company expects to fund the balance of the purchase price through available cash on hand, additional borrowings under the Company’s existing senior secured credit agreement or through other means and may seek alternative forms of financing in addition to or in lieu of the financing commitments.

The Merger Agreement contains, among other things, representations and warranties of the Company and Signode, covenants, indemnities and termination rights.

The closing is subject to the fulfillment of various closing conditions, including, among others, (i) receipt of approvals from antitrust regulators in certain jurisdictions; (ii) the absence of any restraint by any governmental authority; and (iii) accuracy of representations and warranties and compliance with covenants, subject to agreed levels of materiality. The closing is not subject to a financing or funding condition and the Company has agreed to take all steps necessary to avoid or eliminate any impediment under competition law. The acquisition is expected to close during the first quarter of 2018. However, given the number of jurisdictions in which antitrust approval is required, there is no assurance that the acquisition can be completed on that timeframe.

The Merger Agreement permits the Company and Signode to terminate the Merger Agreement under certain circumstances, including, among others, (i) by mutual agreement of the Company and Signode; (ii) by either party if the other breaches any of its material obligations; (iii) by either party if any governmental authority restrains the transaction; and (iv) by either party upon notice to the other after June 19, 2018.

The foregoing description of the Merger Agreement and financing commitment does not purport to be complete and, in the case of the Merger Agreement, is qualified in its entirety by the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is hereby incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Signode or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on December 19, 2017 announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following is furnished as an exhibit to this report.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of December 26, 2017, by and among Crown Holdings, Inc., Cobra Merger Sub, Ltd., Signode Industrial Group Holdings (Bermuda) Ltd. and TC Group VI, L.P., as Shareholders’ Representative.

99.1	Crown Holdings, Inc. press release dated December 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2017

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Name:	Thomas A. Kelly
Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of December 26, 2017, by and among Crown Holdings, Inc., Cobra Merger Sub, Ltd., Signode Industrial Group Holdings (Bermuda) Ltd. and TC Group VI, L.P., as Shareholders’ Representative.

99.1	Crown Holdings, Inc. press release dated December 19, 2017.